UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55288	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2017, the Board of Directors (the “Board”) of Ubiquity, Inc. (the “Company”) voted to appoint Robert B. Fernander to fill a vacancy on the Company’s Board. The Company entered into a Board of Directors Retention Agreement (the “Retention Agreement”) with Mr. Fernander, pursuant to which the Company agreed to grant 250,000 shares of the Company’s Common Stock for the first year of service under the Retention Agreement, and an additional 250,000 shares of the Company’s Common Stock for each year of service as a director thereafter.

Mr. Fernander has not been appointed to any committees of the Board at this time; however, the Company expects that he will be appointed to one or more Board committees in the future. There are no arrangements or understandings between Mr. Fernander and any other persons pursuant to which Mr. Fernander was appointed a director of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Board of Director Retention Agreement, dated April 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2017

UBIQUITY, INC.

	By:	/s/ Brenden Garrison
Brenden Garrison,
Chief Financial Officer